SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2018

Xinda International Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-200344	37-1758469
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

9190 W. Olympic Blvd. #32

Beverly Hills, CA 90212

Tel. (855) 777-5666

(Address and Telephone Number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter). Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2018, Dr. Amit Tripathi was elected and Eng Wah Kung resigned as a director and an officer. In connection with the resignation of Mr. Kung, Dr. Tripathi was appointed as our Chief Executive Officer and Director.

Mr. Kung’s resignation was not the result of any disagreements with the operations, policies or practices of our company.

Dr. Amit Tripathi, age 50, President, Chief Executive Officer, Secretary and Director

Dr. Tripathi is an exploration manager with technical specialization in structural geology, working with both private and public companies in the past. His professional experience covers successful exploration of gold, copper, diamond, iron ore, tantalite, and uranium. Dr. Tripathi has managed successful exploration projects from reconnaissance to resource evaluation stages in a variety of different occurrences including porphyry and lode gold; kimberlite and alluvial diamonds; enriched BIF, ironstones and lateritic iron ore; alluvial tantalite; sandstone hosted Uranium.

No family relationships exist between Dr. Tripathi and any of our other directors or executive officers.

There are no arrangements between Dr. Tripathi and any other person pursuant to which Dr. Tripathi was nominated as a director, nor are there any transactions to which our company is or was a participant and in which Dr. Tripathi has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

As of August, 2018, the merger with Millrock was terminated because management did not comply with the agreement, as a result Mr Eng Wah KUNG was reinstated as the CEO of XNDA.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xinda International Corp.
Date: July 1, 2020	By: /s/Joe Grimes
Joe Grimes
Chief Executive Officer

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